Exhibit 3.1



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         WORLD OMNI AUTO RECEIVABLES LLC

                      A Delaware Limited Liability Company


          THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is executed as of the 20th day of April, 2000, by the undersigned, the sole member, to continue the Company (as defined below) under the laws of the State of Delaware for the purposes and upon the terms and conditions hereinafter set forth. The Company, the Independent Directors and the Springing Member (each as defined below) join in the execution of this Agreement so as to be bound by this Agreement.

          World Omni Financial Corp., as the sole member (the "Member"), by execution of this Agreement, hereby continues the Company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.), as amended from time to time, and hereby desires that this Agreement be, and hereby is, the sole governing document of the Company, superseding all prior agreements and hereby agrees as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1. Definitions. Whenever used in this Agreement the following terms shall have the meanings respectively assigned to them in this
Article I unless otherwise expressly provided herein or unless the context otherwise requires:

          Act: "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C.ss.ss. 18-101 et seq., as amended from time to time.

          Affiliate: "Affiliate" of another Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other person.

          Agreed Value: "Agreed Value" shall mean the fair market value of Contributed Property or services rendered as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

          Agreement: "Agreement" shall mean this Limited Liability Company Agreement of the Company as the same may be amended or restated from time to time in accordance with its terms.

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          Assignee: "Assignee" shall mean a Person who has acquired a share of the Company's profits and losses and such rights to receive distributions from the Company as are assigned to that Person, but who is not a Substitute Member.

          Bankrupt Member: "Bankrupt Member" shall mean any member (a) that (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged bankrupt or insolvent, or has entered against such Member an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and ninety
(90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing is intended to and shall supersede and replace the events of bankruptcy described in Sections 18-304(a) and (b) of the Act.

          Bankruptcy: "Bankruptcy" shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

          Capital Contribution: "Capital Contribution" shall mean the amount in cash contributed and the Agreed Value of other property contributed by each Member (or its


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predecessors in interest) to the capital of the Company for such Member's
Membership Interest.

          Cash Flow: "Cash Flow" for any period shall mean operating cash flow, which shall be defined according to generally accepted accounting principles, before deduction for depreciation, cost recovery or other noncash expenses of the Company during that period.

          Code: "Code" shall mean the Internal Revenue Code of 1986, as amended.

          Company: "Company" shall mean World Omni Auto Receivables LLC, the Delaware limited liability company formed pursuant to the Act and this Agreement.

          Contributed Property: "Contributed Property" shall mean each Member's interest in property or other consideration (excluding services and cash) contributed to the Company by such Member.

          Director: "Director" has the meaning set forth in Section 7.2.

          Dispose, Disposing or Disposition: "Dispose," "Disposing" or "Disposition" shall mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or any act thereof.

          Independent Director: "Independent Director" shall mean a Director of the Company who shall not at the present, at anytime during the preceding five years nor while serving as Director be (i) a director (with the exception of serving as the Independent Director of the Company), officer, partner, member, attorney or counsel, employee or former employee of the Company or any Affiliate, (ii) a holder (directly or indirectly) of any voting securities of any Affiliate, (iii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with the Company, (iv) a natural person related to any such director, officer, partner, member, attorney or counsel, employee or former employee, customer, supplier, or holder (directly or indirectly) of any voting securities of any Affiliate. For purposes of this definition only, "Affiliate" shall mean any entity other than the Company (but excluding any similarly organized special purpose finance subsidiary of an Affiliate) (i) which owns beneficially, directly or indirectly, more than 10% of the outstanding Membership Interests of the Company, (ii) which is in control of the Company, as currently defined under ss. 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss. 230.405, (iii) of which 10% or more of the outstanding equity interests is owned beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or (iv) which is controlled by an entity described in clause (i) or (ii) above, as currently defined under ss. 230.405 of the rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss. 230.405.

          IRS: "IRS" shall mean the Internal Revenue Service.


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          Managing Member: "Managing Member" shall mean the Member and any successor Managing Member appointed pursuant to this Agreement, each in its capacity as a managing member of the Company.

          Member: "Member" shall mean World Omni Financial Corp. in its capacity as a managing member of the Company, and includes any Person admitted as an additional member of the Company or a Substitute Member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

          Membership Interest: "Membership Interest" shall mean the limited liability company interest of the Member in the Company, including, without limitation, rights in the capital of the Company, rights to receive distributions (liquidating or otherwise) and allocations of profits and losses. The Member's Membership Interest shall be expressed as a percentage which shall equal the ratio that the value of the Capital Contributions made by such Member bears to the Capital Contributions of all members. The initial Member's initial Membership Interest shall be one hundred percent (100%).

          Person: "Person" shall have the meaning given that term in Section 18-101(12) of the Act.

          Rating Agency: "Rating Agency" shall mean any nationally-recognized statistical rating organization that provides a rating at the request of the Company with respect to Securities.

          Securities: "Securities" shall mean any certificate, notes or other securities issued by a Trust.

          Springing Member: "Springing Member" has the meaning set forth in
Section 8.1(b).

          Substitute Member: "Substitute Member" shall mean any Person to whom the Membership Interest in the Company has been transferred and who was not the Member immediately prior to such transfer and who has been admitted to the Company as the Member pursuant to and in accordance with the provisions of
Article IV of this Agreement.

          Trust: "Trust" means any trust formed by the Company.


                                   ARTICLE II

                                  ORGANIZATION

          Section 2.1. Formation. The Member hereby executes this Agreement for the purpose of setting forth the rights and obligations of the Member, the Springing Member and the Independent Directors.


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          Section 2.2. Name. The name of the limited liability company continued
hereby is World Omni Auto Receivables LLC.

          Section 2.3. Certificate of Formation; Foreign Qualification. Jon A. Brilliant, as an authorized person, within the meaning of the Act, caused the execution, delivery and filing of the Certificate of Formation of the Company (the "Certificate") in the office of the Secretary of State of the State of Delaware, in accordance with the Act on April 13, 1999. Immediately following such filing, the Managing Member is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file, or to cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Managing Member of the Company shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managing Member, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managing Member of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the qualification of the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          Section 2.4. No State Law Partnership; Liability to Third Parties; Federal Taxation. The Member intends that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purpose including federal and state tax purposes, and that this Agreement not be construed to suggest otherwise. The Member, on behalf of the Company, will elect for the Company to be a nonentity for federal tax purposes. Except as otherwise specifically provided in the Act, no Member shall be liable for the debts, obligations or liabilities of the Company or any other Member, including under a judgment, decree or order of a court.


                                   ARTICLE III

                PURPOSES AND POWERS, PRINCIPAL OFFICE, REGISTERED

                    AGENT, PERIOD OF DURATION AND MEMBER LIST

          Section 3.1. Purposes and Powers. The Company has been formed solely for the following purposes:

                  (a) purchasing or otherwise acquiring from time to time all right, title and interest in and to installment sale or lease contracts or promissory notes arising out of or relating to the purchase or lease of motor vehicles, monies due thereunder, the motor vehicles financed thereby or security interests therein, proceeds from claims on insurance policies


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related thereto, liquidation proceeds thereof and related rights and other property appurtenant thereto and proceeds of any of the foregoing (collectively, "Assets");

                  (b) acquiring, owning, holding, servicing, selling, assigning, pledging, granting security interests in, and otherwise dealing with the Assets, collateral securing the Assets, related insurance policies, agreements with motor vehicle dealers or lessors or other originators or servicers of the Assets and any proceeds or further rights associated with any of the foregoing;

                  (c) forming Trusts and transferring from time to time the Assets, or interests therein, to Trusts pursuant to one or more sale and servicing agreements, trust agreements, pooling and servicing agreements or other agreements and executing and delivering purchase agreements, administration agreements, custodial agreements, and any other agreement (collectively, the "Securitization Agreements"), which may be required or advisable to effect issuances and sales of Securities;

                  (d) authorizing, selling, delivering and acquiring the Securities;

                  (e) holding and enjoying all of the rights and privileges of any subordinate or residual certificates issued under Securitization Agreements, and selling and delivering any interests for a purchase price determined under fair and commercially reasonable terms;

                  (f) preparing, executing and filing with the Securities Exchange Commission a registration statement, including a prospectus and forms of prospectus supplements relating to Securities;

                  (g) preparing private placement memorandums relating to Securities to be offered and sold privately;

                  (h) performing its obligations under each Securitization Agreement to which it is a party; and

                  (i) engaging in any activity and exercising any powers permitted to limited liability companies organized under the Act that are incidental to and necessary, suitable or convenient for the accomplishment of the foregoing.

          Section 3.2. Principal Office. The initial principal office of the Company is located at 120 N.W. 12th Avenue, Deerfield Beach, FL 33442. The principal office of the Company may be relocated from time to time by determination of the Managing Member.

          Section 3.3. Registered Office; Registered Agent. The address of the registered office of the Company shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware, 19801 and the registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company at such address.


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          Section 3.4. Period of Duration. The term of the Company shall continue in perpetuity, unless the Company is earlier dissolved pursuant to law or the provisions of this Agreement.


                                   ARTICLE IV

                    MEMBERSHIP AND DISPOSITIONS OF INTERESTS

          Section 4.1. Members. The name and the mailing address of the initial Member are as follows:


           Name                                        Address
           ----                                        -------

           World Omni Financial Corp.         120 N.W. 12th Avenue
                                              Deerfield Beach, FL 33442
                                              Attn: Corporate Treasurer

          Section 4.2. Elimination of Preemptive Rights. No Member shall be entitled as such, as a matter of right, to subscribe for or purchase interests in the Company of any class, now or hereafter authorized.

          Section 4.3. Resignation. Except as otherwise provided in this Agreement, a Member does not have the right or power to resign from the Company as a Member.

          Section 4.4. Restriction on the Disposition of the Membership
Interest.

                  (a) Subject to compliance with all applicable provisions of this Section 4.4, any Member may Dispose of all or any part of its Membership Interest. The Person to whom such Disposition is made shall be an Assignee of such interest but shall not be a Substitute Member unless admitted as a Substitute Member in accordance with Section 4.4(b).

                  (b) The Person to whom a Disposition is made as described in
Section 4.4(a) shall have the right to become a Substitute Member only if (i) the Member making such Disposition grants the transferee the right to be a Substitute Member (which grant (subject to the following clause (ii)) is hereby permitted) and (ii) such admission as a Substitute Member is consented to by all of the Members and all members of the Board of Directors (as hereinafter defined), which consent may not be unreasonably withheld.

                  (c) The Company shall not recognize for any purpose any purported Disposition of all or part of the Member's Membership Interest or any right or interest appertaining thereto unless and until the Company has received a document (i) executed by both the Member effecting the Disposition and the Person acquiring such Membership Interest or part thereof, (ii) including the notice address of any Person to be admitted to the Company


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as a Substitute Member and such Person's agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Membership Interest of the parties to the Disposition after the Disposition, (iv) containing a warranty and representation that the Disposition was made in accordance with this Agreement and all applicable laws and regulations, (v) delivering an acceptable nonconsolidation opinion to the holder of the Mortgage Loan and to the applicable rating agencies concerning the Company, the Person acquiring such Membership and/or their respective owners, and (vi) the applicable rating agencies confirm that the transfer will not result in a qualification, withdrawal or downgrade of any securities ratings. Each Disposition and, if applicable, admission complying with the provisions of this Section 4.4 is effective as of the date of the document described in this
Section 4.4(c), but only if the other requirements of this Section 4.4 have been met.

          Section 4.5. Bankrupt Member. A Member shall not cease to be a Member as a result of such Member becoming a Bankrupt Member and, upon the occurrence of such event, the Company shall continue without dissolution.

          Section 4.6. Personal Representative. Upon the occurrence of any event that causes the Member to cease to be a member (other than the assignment by the Member of all its interest in the Company pursuant to Section 4.4 and the simultaneous admission of the assignee as a Substitute Member and continuation of the Company without dissolution) or the last remaining member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of the last remaining member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of the last remaining member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as the Substitute Member, effective as of the occurrence of the event that terminated the continued membership of the Member in the Company, and thereafter all references in this Agreement to the last remaining member shall be deemed to refer to such Substitute Member.


                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

          Section 5.1. Admission and Initial Capital Contributions. World Omni Financial Corp. has been admitted as the initial Member of the Company. The Member has contributed $1000.00, in cash, and no other property, to the Company and may contribute in the future any additional capital deemed necessary by the Managing Member, in its sole discretion, for the operation of the Company. No other Person shall be admitted as an additional member of the Company without the approval of the Member and the unanimous approvals of all members of the Board of Directors, including, without limitation, the affirmative vote of each of the Independent Directors.


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          Section 5.2. Additional Capital; Adjustment of Membership Interests.
Except as specifically set forth elsewhere in this Agreement, no Member shall be required to contribute capital to the company in excess of such Member's initial Capital Contribution. The Membership Interests of the Members shall be adjusted to reflect (i) additional capital contributed to the Company by one or more Members, (ii) the transfer of Membership Interests, or (iii) the withdrawal of a Member. As of the time of an event specified in the immediately preceding sentence, the Membership Interest of the Members may be adjusted by the Managing Member, in its discretion, to reflect the relative Capital Accounts of the Members after giving effect to any additional capital contributed to, or amounts distributed by, the Company, as the case may be, and any appreciation or depreciation in the fair market value of the Company's property.

          Section 5.3. Return of Contributions. A Member is not entitled to demand the return of any part of its Capital Contribution or to payment of interest in respect of either its Capital Account or its Capital Contribution. Except as otherwise expressly set forth in this Agreement, neither the Company nor any Member has any obligation to return the Capital Contribution of a Member.


                                   ARTICLE VI

                           ACCOUNTING AND DISTRIBUTION

          Section 6.1.  Books; Fiscal Year; Accounting Terms.

                  (a) The books of the Company shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

                  (b) The fiscal year of the Company for financial and tax reporting purposes shall end on December 31 of each year.

          Section 6.2. Distributions of Cash Flow. From time to time, the Managing Member shall determine to what extent (if any) there exists sufficient Cash Flow, after taking into account such working capital, capital expenditures and debt service reserves as it deems necessary, to permit a distribution of Cash Flow to the Members. Any such distribution shall be made to the Members proportionately in accordance with their Membership Interests and shall be subject to Section 18-607 of the Act and other applicable law.


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                                   ARTICLE VII

                        MANAGEMENT, LIABILITY OF MEMBERS,

                          RIGHTS TO OBTAIN INFORMATION

          Section 7.1. Managing Member. Except as otherwise specifically provided in this Agreement, the Managing Member shall have the authority to, and shall, conduct the affairs of the Company.

          Section 7.2. Board of Directors. The Company shall have a Board of Managers which shall be designated as the Company's "Board of Directors" and each member of the Board of Directors shall be designated as a "Director." All Company powers shall be by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors. The Board of Directors shall also have such other authority set forth in this Agreement. The Directors are not "managers" within the meaning of the Act. The Board of Directors in place prior to the execution of this Agreement shall continue as the Board of Directors of the Company. For purposes of voting, the Member shall have a total of three votes and the Independent Directors shall each have one vote. Members of the Board of Directors may be appointed and removed from time to time by the Managing Member, in its sole discretion, provided, however, that the Company shall at all times have at least two Independent Directors. The Board of Directors shall hold meetings, at such times and places to be agreed upon by a majority of the Board of Directors.

          Section 7.3. Action by Directors. (a) Except as set forth in Subsection (d) of this Section, any action required by this Agreement to be taken by the Directors shall require the agreement of not less than a majority of the Directors.

                  (b) Anything elsewhere in this Agreement or in the Certificate to the contrary notwithstanding, for so long as any Securities which are assigned a rating by a Rating Agency remain outstanding, no Member shall approve, nor shall the Company undertake (except as provided in the Securitization Agreements): (i) the incurrence or assumption on behalf of the Company, directly or indirectly, of any indebtedness; or (ii) the grant of a security interest of any nature whatsoever in the Company's assets.

                  (c) Anything elsewhere in this Agreement or in the Certificate to the contrary notwithstanding, to the fullest extent permitted by law, no Member shall cause or permit the Company to, nor shall the Company (for so long as any Securities which are assigned a rating by a Rating Agency remain outstanding): (i) engage in any dissolution, liquidation, consolidation or merger (with or into any other business entity) or, except as provided in
Section 3.1, sell all or substantially all of its assets; (ii) engage in any business activity not described in Section 3 above; or (iii) amend, modify, waive or terminate this Agreement or the Certificate (except as otherwise expressly provided in this Agreement).

                 (d) The Company may take the following actions only with the affirmative


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vote of the Member and unanimous affirmative vote of all members of the Board of
Directors, including, without limitation, the affirmative vote of each of the Independent Directors; provided, however, that the Board of Directors may not vote on, or authorize the taking of, any of the following actions, unless there are two Independent Directors then serving in such capacity:

                           (i) make an assignment for the benefit of creditors;

                           (ii) file a voluntary petition in bankruptcy;

                           (iii) file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                           (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding of the type described in subclauses (i) through (iii) of this Subsection (d);

                           (v) seek, consent to, or acquiesce in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company's properties;

                           (vi) voluntarily dissolve and wind up, or consolidate or merge with or into another entity or sell all or substantially all of the assets of the Company;

                           (vii) engage in any business activity not set forth in Section 3.1 of this Agreement; and

                           (viii) to the fullest extent permitted by law, take any action that would cause a Trust to: (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (b) consent to the institution of bankruptcy or insolvency proceedings against it; (c) file a petition seeking, or consent to, reorganization or relief under any applicable Federal or state law relating to bankruptcy; (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property; (e) make a general assignment for the benefit of creditors; (f) admit in writing its inability to pay debts generally as they become; or (g) take any action in furtherance of the actions set forth in clauses (a) through (f) above.

                  (e) The Company may not amend, alter or repeal the definition of Independent Director, Section 3.1, Section 4.4, Section 7.2, Section 7.3,
Section 8.1, Section 9.1 or Section 11.1 without the affirmative vote of the Member and the unanimous affirmative vote of all members of the Board of Directors, including, without limitation, the affirmative vote of each of the Independent Directors and such additional approvals or consents, if any, as


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may be required under the Securitization Agreements.

                  Except as may be specifically required by applicable law, no member of the Board of Directors shall be guilty of breaching any fiduciary duty to any Member by refusing to consent to any of the listed actions in subsections
(d) or (e) of this Section 7.3.

                  (f) In the event of the insolvency of the Company and with regard to any action contemplated by subsection (d) or (e) above, no Independent Director will owe a fiduciary duty to any Person who holds a Membership Interest (except as may be specifically required by applicable law), but any fiduciary duty of such Independent Director with regard to such action shall be owed instead to the creditors of the Company. No Independent Director shall serve as a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Affiliate of the Company, or a substantial part of their respective property.

                  (f) To the extent consistent with applicable law, when acting on matters subject to the vote of the Board of Directors, the Board of Directors, including the interests of the creditors as well as the members of the Company.

          Section 7.4. Officers. (a) The Company shall have an officer designated as the Company's president (the "President") who shall be appointed from time to time by the Managing Member. The President shall be the chief operating officer of the Company. The President of the Company is hereby delegated the power, authority and responsibility of the day-to-day management, administrative, financial and implementive acts of the Company's business. The President of the Company shall have the right and power to bind the Company and to make the final determination on questions relative to the usual and customary daily business decisions, affairs and acts of the Company. Other primary management functions of the Company shall be assigned by the Managing Member.

                  (b) The Company shall also have officers designated as vice presidents ("Vice Presidents") who shall be appointed from time to time by the Managing Member. The Vice Presidents shall have such powers and duties as may from time to time be assigned to them by the Managing Member or the President. At the request of the President, or in the case of his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Managing Member) shall perform all the duties of the President and when so acting, shall have all the powers of the President.

                  (c) The Managing Member may appoint such other officers as it may deem advisable from time to time. Each officer of the Company shall hold office at the pleasure of the Managing Member, and the Managing Member may remove any officer at any time, with or without cause. If appointed by the Managing Member, the officers shall have the duties assigned to them by the Managing Member.

          Section 7.5. Indemnification.


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                  (a) General. Except as otherwise provided in this Section 7.5, and to the fullest extent permitted by applicable law, the Company shall indemnify the Member and any Director or officer and may indemnify any employee or agent of the Company who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding
(whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Company, where such Person is a party because such Person is or was a Member, Director, officer, employee, or agent of the Company. Except as otherwise provided in this Section 7.5, and to the fullest extent permitted by applicable law, the Company shall indemnify its Member and Directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a Director in connection with an action, suit or proceeding relating to acts or omissions of that Director regarding the items set forth in Section 7.3(c) of this Agreement.

                  (b) Permissive Indemnification. Except as otherwise provided in this Section 7.5, and to the fullest extent permitted by applicable law, the Company shall indemnify such Member, Director or officer and may indemnify such employee or agent against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. To the fullest extent permitted by law, the Company shall indemnify such Member, Director or officer and may indemnify such employee or agent if the Person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the Person must have had no reasonable cause to believe such Person's misconduct was unlawful. Unless ordered by a court, any indemnification permitted under this Section 7.5(b) shall be made by the Company only as the Company authorizes in the specific case after (i) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (ii) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit or proceeding or, if there is only one Member, by that Member. However, no indemnification shall be provided to any Member, Director, officer, employee, or agent of the Company for or in connection with (i) the receipt of a financial benefit to which the person is not entitled; (ii) voting for or assenting to a distribution to Members in violation of this Agreement or the Act; (iii) a knowing violation of law; or (iv) acts or omissions of such Person constituting willful misconduct or gross negligence.

                  (c) Mandatory Indemnification. To the extent that a Member, Director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of an action, suit, or proceeding described in
Section 7.5(a) or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

          Section 7.6.  Exculpation; Duties.

                  (a) No Member, Director or officer of the Company shall be liable to the Company or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or officer by this Agreement, except that a Member, Director or officer shall be liable for any such loss, damage or claim incurred by reason of such Member's, Director's or officer's willful misconduct or gross negligence.

                  (b) To the extent that at law or in equity, the Managing Member or a Director, officer, employee or agent of the Company (each, an "Indemnified Person") has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, any such Indemnified Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Person.

                  (c) Whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its "sole discretion," "discretion" or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Member, or (ii) in its "good faith" or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

                                  ARTICLE VIII

             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

          Section 8.1.  Dissolution.

                  (a) The Company shall be dissolved and its affairs wound up only upon (i) the written consent of all the Members and all members of the Board of Directors, including, without limitation, the Independent Directors or
(ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The Company shall not be dissolved as a result of there no longer being any Members of the Company if the Company is continued in accordance with Section
4.7 of this Agreement and Section 18-801(a)(4) of the Act. Notwithstanding anything in this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall not be dissolved as long as any Securities which are assigned a rating by a Rating Agency are outstanding.

                  (b) So long as any Securities which are assigned a rating by a Rating Agency are outstanding, the Member shall cause the Company to have at all times, one person who shall automatically become a member having no economic interest in the Company (the "Springing Member"). Upon the dissolution of the Member or upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon an assignment by the Member of all its interest in the Company pursuant to Section 4.4 and the simultaneous admission of the assignee as a Substitute Member and continuation of the Company without dissolution), the Springing Member shall, without any further act or vote being necessary and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a member having no economic interest and the economic interest in the LLC shall pass to the recipient of the assets of the single member in dissolution. The Springing Member shall have the powers, rights and duties of a member and shall continue the Company without dissolution. In order to implement such admission of the Springing Member, the Springing Member has executed a counterpart to this Agreement as of the date hereof. No Springing Member may resign from the Company or transfer its rights as Springing Member unless (i) a successor Springing Member has been admitted to the Company as Springing Member by executing a counterpart to this Agreement; provided, however, the Springing Member shall automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member.

          Section 8.2. Liquidation and Termination. On dissolution of the Company, the Managing Member shall appoint one or more Persons, which appointee or appointees may include itself, to act as a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managing Member. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from liquidation. The liquidator, as promptly as possible after dissolution and again after final liquidation, shall cause a proper accounting to be made by a nationally recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, and shall apply the proceeds of liquidation as set forth in the remaining sections of this Article VIII.

          Section 8.3. Payment of Debts. The assets shall first be applied to the satisfaction of the liabilities of the Company (including any loans or advances that may have been made by Members to the Company and the expenses of liquidation).

          Section 8.4. Remaining Distribution. The remaining assets shall then be distributed to the Member in accordance with the Member's positive capital account balances.

          Section 8.5. Reserve. Notwithstanding anything to the contrary in
Section 8.4, the liquidator may retain such amount as it deems necessary as a reserve for any contingent, conditional or unmatured liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time as determined by the liquidator, shall be distributed in accordance with this
Article VIII.

          Section 8.6. Final Accounting. Each of the Members shall be furnished with a statement prepared by the Company's certified public accountants, which shall set forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a Certificate of Cancellation and any and all other documents necessary with respect to termination and cancellation of the Company under the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation.


                                   ARTICLE IX

                                   AMENDMENTS

          Section 9.1. Authority to Amend. Subject to Section 7.3, this Agreement may only be amended with approval of the Managing Member and the majority vote of the members of the full Board of Directors and such additional approvals or consents, if any, as may be required under the Securitization Agreements. The Managing Member shall provide prior written notice of any proposed amendment to each Rating Agency then rating any Security that remains outstanding, but only if such rating initially was provided at the request of the Company, any Trust or an affiliate thereof.

                                    ARTICLE X

                                POWER OF ATTORNEY

          Section 10.1. Power. Each member irrevocably constitutes and appoints the Managing Member as his true and lawful attorney in his name, place and stead to make, execute, swear to, acknowledge, deliver and file:

                  (a) Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction in which the Managing Member shall deem it advisable;

                  (b) Any documents, certificates or other instruments, including but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Subsection 10.1(a) which may be required or deemed desirable by the Managing Member to effectuate the provisions of any part of this Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and

                  (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Subsection 9.1 or be used in any other manner inconsistent with the status of the Company as a limited liability company or inconsistent with the provisions of this Agreement.

          Section 10.2. Survival of Power. It is expressly intended by each Member that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, retirement or adjudication of incompetency of such Member. The foregoing power of attorney shall survive the delivery of an assignment by the Member of its entire interest in the Company, except that where an assignee of such entire interest has become a Substitute Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                   ARTICLE XI

                              SEPARATE LEGAL ENTITY

                  Section 11.1. Separate Legal Entity. Anything elsewhere in this Agreement or in the Certificate to the contrary notwithstanding, for so long as any Securities which are assigned a rating by a Rating Agency remain outstanding, the Company covenants that:

                  (a) It shall not enter into any contractual obligation with any Affiliate of the Company or the Managing Member, any constituent party of the Company or any shareholder of the Managing Member, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length and commercially reasonable basis with a Person other than any such Affiliate, constituent party or shareholder.

                  (b) It shall: (i) maintain and prepare financial reports and financial statements showing its assets and liabilities separate and apart from those of any other person or entity and will not have its assets listed on the financial statement of any other entity; (ii) maintain its books, records and bank accounts separate from those of its Affiliates, any constituent party and any other Person; and (iii) not permit any Affiliate or constituent party independent access to its bank accounts.

                  (c) It shall not commingle any of the funds and other assets of the Company with those of any Affiliate or constituent party or any other Person and shall hold all of its assets in its own name.

                  (d) It shall conduct its own business in its own name.

                  (e) It is and will remain solvent and shall pay its own debts, liabilities and expenses (including employment and overhead expenses) only out of its own assets as the same shall become due.

                  (f) It has done, or caused to be done, and shall do, all things necessary to observe limited liability company formalities, as applicable, and other organizational formalities, and preserve its existence, and it shall not, nor will it permit any constituent party to, amend, modify or otherwise change the Certificate or this Agreement in a manner which would adversely affect the existence of the Company as a single purpose entity.

                  (g) It shall pay the salaries of its own employees from its own funds and maintain a sufficient number of employees in light of its contemplated business operations.

                  (h) It shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred.

                  (i) It does not, and shall not, guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person (except as the Member of the Company may be liable under the Act).

                  (j) It shall not acquire obligations or securities of any Affiliate or any of the Members. It shall not buy or hold any evidence of indebtedness issued by any other Person (other than cash and investment-grade securities).

                  (k) It shall allocate fairly and reasonably the cost of: (i) any overhead expenses shared with any Member, Affiliate or with any Affiliate of any Member; and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Company and one or more Affiliates.

                  (l) It shall maintain and utilize separate stationery, invoices and checks bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates) and maintain a separate sign in the office directory (if applicable) of the Company.

                  (m) It has not made any loans or advances to, or pledged its assets (except as provided in the Securitization Agreements) for the benefit of, and shall not make any loans or advances to, or pledge its assets (except as provided in the Securitization Agreements) for the benefit of, any Person, including, without limitation, any Affiliate, constituent party, or any Affiliate of any constituent party.

                  (n) It shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person and shall correct any known misunderstanding regarding its separate identity.

                  (o) It shall not identify itself as a division of any other Person.

                  (p) It shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (q) It has and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, any guarantor, or any Affiliate of any constituent party or guarantor, or any other Person.

                  (r) It shall at all times cause there to be at least two duly appointed Independent Directors.

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.1. Method of Giving Consent. Any consent of the Member required by this Agreement may be given by a written consent, given by the consenting Member and received by the Person soliciting such consent. Any consent of a member of the Board of Directors required by this Agreement may be given by a written consent given by the consenting member of the Board of Directors and received by the Person soliciting such consent.

          Section 12.2. Governing Law. This Agreement and the rights and duties of the Members shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

          Section 12.3. Agreement for Further Execution. At any time or times upon the request of the Managing Member, each Member agrees to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Company does, or proposes to do, business. This Section 12.3 shall not prejudice or affect the rights of the Members to approve amendments to this Agreement pursuant to Section 9.1.

          Section 12.4. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed.

          Section 12.5. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

          Section 12.6. Notices. Notices to Members or to the Company shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in this Agreement, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

          Section 12.7. Counterparts. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

          Section 12.8. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

          Section 12.9. Titles and Captions. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

          Section 12.9. Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement consitutes a legal, valid and binding obligation of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of April 20, 2000.


                                     MEMBER:


                                        WORLD OMNI FINANCIAL CORP.,
                                        as sole Member
                                        By:  __________________________________
                                                 Name:
                                                 Title:

                                        INDEPENDENT DIRECTOR:
                                        By:  __________________________________
                                                 Name:

                                        INDEPENDENT DIRECTOR:

                                        By:  __________________________________
                                                 Name:

                                        SPRINGING MEMBER:

                                        By: ___________________________________
                                                 Name:
                                                 Title:

                                        WORLD OMNI AUTO RECEIVABLE LLC:

                                        By:      World Omni Financial Corp.,
                                                 as sole member

                                        By: ___________________________________
                                                 Name:
                                                 Title: